                                                                   Exhibit 4.2

                            FEE ASSETS ASSIGNMENT

     THIS ASSIGNMENT (the "Assignment"), dated as of January 1, 1994, is made by Green Tree Financial Corporation, a Minnesota corporation ("Green Tree") in favor of Green Tree Manufactured Housing Net Interest Margin Finance Corp. I, a Delaware corporation ("Finance I") and a wholly owned subsidiary of Green Tree.

     WHEREAS, pursuant to certain Pooling and Servicing Agreements or related agreements identified in Appendix I attached hereto, Green Tree or a subsidiary of Green Tree (which has assigned the rights to receive such fees to Green Tree) is entitled to receive certain guarantee fees, as specified in Appendix I hereto, (the "Guarantee Fees"), for providing credit enhancement against delinquencies, defaults and net liquidation losses on the related pools of manufactured housing contracts issued by or on behalf of Green Tree (the "Contracts").

     WHEREAS, pursuant to certain Pooling and Servicing Agreements identified in Appendix II attached hereto (the "Pooling and Servicing Agreements"), Green Tree is entitled to receive certain fees as specified in Appendix II hereto (the "Servicing Fees") for servicing the Contracts.

     WHEREAS, pursuant to regulations promulgated by the Government National Mortgage Association ("GNMA"), Green Tree has originated and sold pools of FHA-insured and VA-guaranteed manufactured housing contracts in the form of GNMA Certificates, as identified in Appendix III attached hereto (the "GNMA Pools"). Pursuant to such GNMA regulations, Green Tree is entitled to receive certain servicing fees (the "GNMA Servicing Fees") for servicing the GNMA Pools.

     WHEREAS, pursuant to the terms and conditions set forth herein, Green Tree desires to assign to Finance I its right to receive the Guarantee Fees, its right to receive a portion of the Servicing Fees and its right to receive a portion of the GNMA Servicing Fees.


                                  ARTICLE I
                          ASSIGNMENT OF FEE ASSETS

     1.01  Guarantee Fees.  Subject to and upon the terms and conditions set
           --------------
forth in this Assignment, Green Tree, as a contribution of capital, hereby transfers, assigns and delivers to Finance I all of its right to receive the Guarantee Fees identified in Appendix I hereto, payable on or after February 15, 1994. In order to effect such transfer, Green Tree shall deliver to the Trustee of each Securitized Pool a written notification in substantially the form attached hereto as Exhibit A.

     1.02  Excess Servicing Fees.  Subject to and upon the terms and conditions
           ---------------------
set forth in this Assignment, Green Tree, as a contribution of capital, hereby transfers, assigns and delivers to Finance I its right to receive the portion of the Servicing Fees payable after payment of the Normal Servicing Fee to Green Tree, as further specified in Appendix II hereto (the "Excess Servicing Fees"), payable on or after February 15, 1994. Green Tree shall retain all rights to receive late fees and extension fees paid by Obligors (as defined in the Pooling and Servicing Agreements) as part of the Normal Servicing Fee. In order to effect such transfer, Green Tree shall deliver to the Trustee of each Securitized Pool a written notification in substantially the form attached hereto as Exhibit A.

     1.03  GNMA Excess Spread.  Subject to and upon the terms and conditions set
           ------------------
forth in this Agreement, Green Tree, as a contribution of capital, hereby transfers, assigns and delivers to Finance I its right to receive the GNMA Excess Spread as defined herein, payable on or after February 15, 1994. The "GNMA Excess Spread" payable each month shall be that portion of the GNMA Servicing Fee payable to Green Tree with respect to each GNMA Pool, after payment to Green Tree of (i) the FHA insurance premiums paid by Green Tree with respect to FHA-insured Contracts, (ii) an amount equal to .50% per annum, payable monthly, of the outstanding balance of such GNMA Pool, (iii) the amount of prepayment shortfalls paid by Green Tree with respect to the prior month, and
(iv) all liquidation losses paid by Green Tree upon payment of a FHA or VA claim, or final denial of such claim, during the prior month. In order to effect such transfer, Green Tree shall deliver to the Custodian holding the Custodial Account on behalf of GNMA with respect to the GNMA Pools a written notification in substantially the form attached hereto as Exhibit B.

     1.04  Security Interest in the Fee Assets.  Although the parties intend
           -----------------------------------
that the assignment of Green Tree's right to receive the Guarantee Fees, Excess Servicing Fees and GNMA Excess Spread pursuant to this Agreement shall constitute an absolute assignment and not a loan, if such assignments are deemed to be a loan, the parties intend that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The parties also intend and agree that Green Tree shall be deemed to have granted to Finance I, and Green Tree does hereby grant to Finance I, a perfected first-priority security interest in the items designated in Sections 1.01 through 1.03 above, and that this Agreement shall constitute a security agreement under applicable law. Green Tree further agrees that it shall at any time or times hereafter execute such instruments and perform such acts as the Trustee or Finance I may request to establish and maintain a valid security interest in the items designated in Sections 1.01 through 1.03 above.

                                   ARTICLE II
            INSIDE REFINANCING PAYMENTS AND REPURCHASE PAYMENTS;
                            SERVICING OBLIGATIONS

     2.01  Inside Refinancing Payments.  As part of the foregoing transfer, with
           ---------------------------
respect to each Contract which is refinanced by an Obligor (as defined in the Pooling and Servicing Agreements) through Green Tree, Green Tree agrees to pay to or upon the order of Finance I an amount (an "inside refinancing payment") equal to the unpaid balance of such Contract, multiplied by the factor applicable to such Contract, based on the month in which such refinancing occurs and the Securitized Pool or GNMA Pool in which such Contract was included, as specified in Exhibit C attached hereto. Green Tree further agrees that any such inside refinancing payments that it is obligated to pay hereunder during any one month period will be made by 3:00 Central Standard
Time on the business day immediately preceding the Distribution Date for such month.

     2.02  Repurchase Payments.  As part of the foregoing transfer, with respect
           -------------------
to each Contract in a Securitized Pool which is repurchased by Green Tree pursuant to its right as Servicer to repurchase such Contract in a Securitized Pool when the outstanding balance of such Securitized Pool has declined to 10% or less of its initial principal balance, or which is repurchased by Green Tree because of a breach of certain representations and warranties contained in the applicable Pooling and Servicing Agreement or GNMA Guaranty Agreement, Green Tree agrees to pay to or upon the order of Finance I an amount (a "repurchase payment") equal to the unpaid balance of such Contract multiplied by the factor applicable to such Contract, based on the month in which such repurchase occurs and the Securitized Pool in which such Contract was included, as specified in Exhibit C attached hereto. Green Tree further agrees that any such repurchase payments that it is obligated to pay hereunder during any one month period will be made by 3:00 Central Standard Time on the business day immediately preceding the Distribution Date for such month.

     2.03  Servicing Obligations.  Green Tree agrees to continue to act as
           ---------------------
servicer of the Contracts, to provide such reports with respect to the Fee Assets as Finance I may reasonably request, and to enter into such further agreements with Finance I or its assignee relating to such servicing obligations as Finance I may reasonably request.

                                 ARTICLE III
                REPRESENTATIONS AND WARRANTIES OF GREEN TREE

        Green Tree hereby represents and warrants to Finance I that:

     3.01  Green Tree.  Green Tree is a corporation duly organized, validly
           ----------
existing and in good standing under the laws of Minnesota, with the requisite corporate power and authority to enter into this Assignment and to perform the obligations required of it hereunder. The execution and performance of this Assignment by Green Tree and the consummation of the transactions contemplated hereby will not violate any provision of law applicable to Green Tree, and do not and will not conflict with any of the terms of its Articles of Incorporation or By-Laws. The execution and performance of this Assignment will not violate any Pooling and Servicing Agreements or GNMA guaranty agreements; nor will the execution and performance of this Assignment conflict with any other material agreements of Green Tree which would result in a material adverse effect on Green Tree.

     3.02  Compliance with Contracts and Regulations.  Green Tree has complied
           -----------------------------------------
with all its obligations under the Contracts and the Pooling Servicing Agreements and all applicable laws and regulations of the Federal Housing Administration ("FHA"), the Veterans Administration ("VA") and GNMA and any other government authority, which might affect the validity or enforceability of the Contracts, the Pooling and Servicing Agreements or the GNMA guaranty agreements and the consummation of the transactions contemplated hereby will not violate any such obligations, laws or regulations.

     3.03  Title to the Fee Assets .  Green Tree is currently the sole owner of
           ------------------------
the Fee Assets, free and clear of all liens and encumbrances and upon the execution and delivery of this Assignment, together with the notifications to the trustees of the Securitized Pools and the custodian with respect to the GNMA Pools, Finance I shall be the sole owner of the Fee Assets, free and clear of all liens and encumbrances.


                                 ARTICLE IV
                                MISCELLANEOUS

     4.01  Remedies.
           --------

     (a) Any material breach by Green Tree of any representation or warranty made hereunder shall be enforceable by all remedies available in law or equity, including the repurchase of the Fee Assets by Green Tree.

     (b) Green Tree acknowledges that Finance I intends to pledge the Fee Assets and all Finance I's rights under this Assignment to the Trust pursuant to a Security Agreement, dated March 24, 1994, between Finance I and the Trust. Green Tree further acknowledges that all rights and remedies available to Finance I upon the material breach by Green Tree of any representations or warranties made hereunder are also available to the Trustee of such Trust.

     4.02  Non-Petition Covenant.  Green Tree hereby agrees that it shall not,
           ---------------------
for any reason, institute proceedings for Finance I or the Trust to be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against Finance I or the Trust, or file a petition seeking or consenting to reorganization or relief under any applicable federal or state law relating to the bankruptcy of Finance I or the Trust, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of Finance I or the Trust or a substantial part of the property of Finance I or the Trust or cause or permit Finance I or the Trust to make any assignment for the benefit of creditors, or admit in writing the inability of Finance I or the Trust to pay its debts generally as they become due, or declare or effect a moratorium on the debt of Finance I or the Trust or take any action in furtherance of any such action.

     4.03  Survival of Representations and Warranties.  Green Tree covenants and
           ------------------------------------------
agrees that its representations and warranties in this Assignment, and in any document delivered or to be delivered pursuant hereto, shall survive the date hereof.

     4.04  Governing Law.  The internal law, without regard to conflicts of laws
           -------------
principles, of the State of Minnesota will govern all questions concerning the construction, validity and interpretation of this Assignment and the performance of the obligations imposed by this Assignment.

     IN WITNESS WHEREOF, Green Tree has executed this Assignment as of the day and year first above written.


                                  GREEN TREE FINANCIAL CORPORATION


                                  By
                                    ------------------------------
                                    Its
                                       ---------------------------


Acknowledged by:                  GREEN TREE MANUFACTURED HOUSING
                                  NET INTEREST MARGIN FINANCE
                                  CORP. I


                                  By
                                    ------------------------------
                                    Its
                                       ---------------------------

                                 APPENDIX I
                               GUARANTEE FEES


                                          Designation of
                 Pooling and Servicing    Asset in Pooling
Transaction      Agreement                and Servicing
Name             (or other Agreement)     Agreement             Stated Payee
- - -------------    -----------------------  --------------------  ------------

GTFC 1993-3      September 1, 1993        Guarantee Fee         Green Tree

GTFC 1993-2      June 1, 1993             Guarantee Fee         Green Tree

GTFC 1993-1      March 1, 1993            Guarantee Fee         Green Tree

GTFC 1992-2      December 1, 1992         Guarantee Fee         Green Tree

GTFC 1992-1      September 1, 1992        Guarantee Fee         Green Tree

MLMI 1990G       September 1, 1990        Guarantee Fee         Green Tree

MLMI 1990D       June 1, 1990             Collateral Guarantee  Green Tree
                                          Fee

MLMI 1990B       March 1, 1990            Collateral Guarantee  Green Tree
                                          Fee

MLMI 1989H       December 1, 1989;        Limited Guarantee     Green Tree
                 amended January 29,      Fee
                 1990; June 20, 1990;
                 February 13, 1992

MLMI 1989F       October 1, 1989;         Limited Guarantee     Green Tree
                 amended                  Fee
                 March 11, 1994

MLMI 1988E       March 1, 1988; amended   Limited Guarantee     Green Tree
                 March 11, 1994           Fee

MLMI 1987C       December 1, 1987;        Limited Guarantee     Green Tree
                 amended May 6, 1991;     Fee
                 February 13, 1992



MLMI 1987B       October 1, 1987;         Limited Guarantee     Green Tree
                 amended May 6, 1991;     Fee
                 February 13, 1992;
                 March 11, 1994


GT Trust 1987-B  June 1, 1987; amended    Limited Guarantee     Green Tree
                 July 22, 1987; July 30,  Fee
                 1987; May 6, 1991;
                 February 13, 1992;
                 March 11, 1994

GT Trust 1987-A  March 1, 1987;           Limited Guarantee     Green Tree
                 amended May 6, 1991;     Fee
                 February 13, 1992;
                 March 11, 1994

                                 APPENDIX II
                               SERVICING FEES



                   Pooling and
Transaction         Servicing                    Servicing       Excess
Name               Agreement                      Fee          Servicing Fee
- - -----------        ---------                     ---------     -------------

GTFC 1993-4        December 1, 1993               1.00%           0.50%

GTFC 1993-3        September 1, 1993              1.00%           0.50%

GTFC 1993-2        June 1, 1993                   1.00%           0.50%

GTFC 1993-1        March 1, 1993                  1.00%           0.50%

GTFC 1992-2        December 1, 1992               1.00%           0.50%

GTFC 1992-1        September 1, 1992              1.00%           0.50%

MLMI 1992D         June 1, 1992                   1.00%           0.50%

MLMI 1992B         March 1, 1992                  1.00%           0.50%

MLMI 1991I         December 1, 1991               1.00%           0.50%

MLMI 1991G         September 1, 1991              1.00%           0.50%

MLMI 1991D         June 1, 1991, amended          1.00%           0.50%
                   February 13, 1992

MLMI 1991B         March 1, 1991                  1.00%           0.50%

MLMI 1990I         December 1, 1990               1.00%           0.50%

MLMI 1990G         September 1, 1990              1.00%           0.50%

MLMI 1990D         June 1, 1990                   1.00%           0.50%

MLMI 1990B         March 1, 1990                  1.00%           0.50%



MLMI 1989H         December 1, 1989;              1.00%           0.50%
                   amended January 29,
                   1990; June 20, 1990;
                   February 13, 1992

MLMI 1989F         October 1, 1989; amended       1.00%           0.50%
                   March 11, 1994

MLMI 1989D         June 1, 1989                   1.00%           0.50%

MLMI 1989B         March 1, 1989                  1.00%           0.50%

MLMI 1988X         December 1, 1988               1.00%           0.50%

MLMI 1988Q         September 1, 1988              1.00%           0.50%

MLMI 1988H         June 1, 1988                   1.00%           0.50%

MLMI 1988E         March 1, 1988; amended         1.00%           0.50%
                   March 11, 1994

MLMI 1987C         December 1, 1987;              1.00%           0.50%
                   amended May 6, 1991;
                   February 13, 1992;
                   March 11, 1994

MLMI 1987B         October 1, 1987;               1.00%           0.50%
                   amended May 6, 1991;
                   February 13, 1992;
                   March 11, 1994

GT Trust 1987-B    June 1, 1987; amended          1.50%           1.00%
                   July 22, 1987; July 30,
                   1987; May 6, 1991;
                   February 13, 1992;
                   March 11, 1994

GT Trust 1987-A    March 1, 1987;                 1.50%           1.00%
                   amended May 6, 1991;
                   February 13, 1992;
                   March 11, 1994


                                  APPENDIX III
                                   GNMA POOLS

                    [See attached listing of each GNMA Pool]











                                    III-1

                                  EXHIBIT A
                        FORM OF TRUSTEE NOTIFICATION
                    FOR FEE ASSET ASSIGNMENT (EXHIBIT A)



First Bank National Association
Corporate Trust Department
180 East 5th Street
St. Paul, Minnesota 55101
Attention:  Corporate Trust Administration, Second Floor

Ladies and Gentlemen:

          You are currently acting as Trustee for the Securitized Manufactured Housing Pools (the "Pools") listed on Appendix I attached hereto. As such Trustee, you are obligated to remit to Green Tree Financial Corporation certain guarantee fees and certain excess servicing fees related to those Pools, as set forth on Appendix I. We hereby notify you that we have assigned such guarantee fees and excess servicing fees to Green Tree Manufactured Housing Net Interest Margin Finance Corp. I ("Finance I"), effective February 15, 1994. From that date forward you should remit such guarantee fees and excess servicing fees to Finance I or its assignee.

                                  Green Tree Financial Corporation


                                  By
                                    ---------------------------------
                                    Its
                                       ------------------------------



Acknowledged:

First Bank National Association

By
  --------------------------------
  Its
     -----------------------------

                                 APPENDIX I
           FEE ASSETS; FIRST BANK NATIONAL ASSOCIATION AS TRUSTEE



             Transaction                                    Guarantee Fees                 Servicing Fees
- - ----------------------------------------            --------------------------------       --------------
                                                    Designation of
                   Pooling and Servicing            Asset in Pooling
Transaction        Agreement                        and Servicing                           Excess
Name               (or other Agreement)             Agreement          Stated Payee         Servicing Fee
- - -----------        --------------------             ---------          -------------        -------------
GTFC 1993-4        December 1, 1993                 N/A                N/A                      0.50%


GTFC 1993-3        September 1, 1993                Guarantee Fee      Green Tree               0.50%


GTFC 1993-2        June 1, 1993                     Guarantee Fee      Green Tree               0.50%


GTFC 1993-1        March 1, 1993                    Guarantee Fee      Green Tree               0.50%


GTFC 1992-2        December 1, 1992                 Guarantee Fee      Green Tree               0.50%


GTFC 1992-1        September 1, 1992                Guarantee Fee      Green Tree               0.50%


MLMI 1992D         June 1, 1992                     N/A                N/A                      0.50%


MLMI 1992B         March 1, 1992                    N/A                N/A                      0.50%


MLMI 1991I         December 1, 1991                 N/A                N/A                      0.50%


MLMI 1991G         September 1, 1991                N/A                N/A                      0.50%


                    FOR FEE ASSET ASSIGNMENT (EXHIBIT A)



First Bank (N.A.)
Corporate Trust Department
180 East 5th Street
St. Paul, Minnesota 55101
Attention:  Corporate Trust Administration, Second Floor


Ladies and Gentlemen:

     You are currently acting as Trustee for the Securitized Manufactured Housing Pools (the "Pools") listed on Appendix I attached hereto. As such Trustee, you are obligated to remit to Green Tree Financial Corporation certain guarantee fees and certain excess servicing fees related to those Pools, as set forth on Appendix I. We hereby notify you that we have assigned such guarantee fees and excess servicing fees to Green Tree Manufactured Housing Net Interest Margin Finance Corp. I ("Finance I"), effective February 15, 1994. From that date forward you should remit such guarantee fees and excess servicing fees to Finance I or its assignee.

                                  Green Tree Financial Corporation


                                  By
                                    ----------------------------------
                                    Its
                                       -------------------------------



Acknowledged:

First Bank (N.A.)

By
  ----------------------------
  Its
     -------------------------


                                    III-4

                                 APPENDIX I
                  FEE ASSETS; FIRST BANK (N.A.) AS TRUSTEE


             Transaction                               Guarantee Fees               Servicing Fees
- - --------------------------------------      ------------------------------------    --------------
                                            Designation of
                 Pooling and Servicing      Asset in Pooling
Transaction      Agreement                  and Servicing                              Excess
Name             (or other Agreement)       Agreement               Stated Payee   Servicing Fee
- - --------------   -------------------        ---------               ------------   -------------
MLMI 1991D       June 1, 1991,              N/A                     N/A               0.50%
                 amended February
                 13, 1992

MLMI 1991B       March 1, 1991              N/A                     N/A               0.50%

MLMI 1990I       December 1, 1990           N/A                     N/A               0.50%

MLMI 1990G       September 1, 1990          Guarantee Fee           Green Tree        0.50%

MLMI 1990D       June 1, 1990               Collateral Guarantee    Green Tree        0.50%
                                            Fee

MLMI 1990B       March 1, 1990              Collateral Guarantee    Green Tree        0.50%
                                            Fee

MLMI 1989H       December 1, 1989;          Limited Guarantee       Green Tree        0.50%
                 amended January 29,        Fee
                 1990; June 20, 1990;
                 February 13, 1992

MLMI 1989F       October 1, 1989; amended   Limited Guarantee       Green Tree        0.50%
                 March 11, 1994             Fee

MLMI 1989D       June 1, 1989               N/A                     N/A               0.50%

MLMI 1989B       March 1, 1989              N/A                     N/A               0.50%

MLMI 1988X       December 1, 1988           N/A                     N/A               0.50%

MLMI 1988Q       September 1, 1988          N/A                     N/A               0.50%

MLMI 1988H       June 1, 1988               N/A                     N/A               0.50%

MLMI 1988E       March 1, 1988; amended     Limited Guarantee       Green Tree        0.50%
                 March 11, 1994             Fee


MLMI 1987C       December 1, 1987;          Limited Guarantee        Green Tree        0.50%
                 amended May 6, 1991;       Fee
                 February 13, 1992;
                 March 11, 1994

MLMI 1987B       October 1, 1987;           Limited Guarantee        Green Tree        0.50%
                 amended May 6, 1991;       Fee
                 February 13, 1992;
                 March 11, 1994

GT Trust 1987-B  June 1, 1987; amended      Limited Guarantee        Green Tree        1.00%
                 July 22, 1987; July 30,    Fee
                 1987; May 6, 1991;
                 February 13, 1992;
                 March 11, 1994

GT Trust 1987-A  March 1, 1987;             Limited Guarantee        Green Tree        1.00%
                 amended May 6, 1991;       Fee
                 February 13, 1992;
                 March 11, 1994


                                  EXHIBIT B
                     FORM OF GNMA CUSTODIAN NOTIFICATION
                    FOR FEE ASSET ASSIGNMENT (EXHIBIT B)


First Bank National Association
Corporate Trust Department
180 East 5th Street
St. Paul, Minnesota 55101
Attention:  Corporate Trust Administration, Second Floor

Ladies and Gentlemen:

     You are Custodian of a Custodial Account with respect to certain pools of manufactured housing contracts formed by Green Tree Financial Corporation ("Green Tree") and securing GNMA Certificates, as listed by pool number on Appendix I attached hereto (the "GNMA Pools"). As such Custodian, it is your duty to remit to Green Tree the servicing fees payable in accordance with the regulations of GNMA (the "GNMA Servicing Fees"). We hereby notify you that we have assigned the GNMA Excess Spread with respect to such GNMA Pools (as defined below) to Green Tree Manufactured Housing Net Interest Margin Finance Corp. I ("Finance I"), effective February 15, 1994. From that date forward you should remit the GNMA Excess Spread to Finance I or its assignee.

     The GNMA Excess Spread payable each month to Finance I or its assignee shall equal that portion remaining of the GNMA Servicing Fees with respect to each GNMA Pool, after payment to Green Tree of the following (i) the FHA insurance premiums paid by Green Tree with respect to FHA-insured Contracts,
(ii) an amount equal to .50% per annum, payable monthly, of the outstanding balance of such GNMA Pool, (iii) the amount of prepayment shortfalls paid by Green Tree with respect to the prior month, and (iv) all liquidation losses paid by Green Tree upon payment of an FHA or VA claim during the prior month. Each month, as Custodian, you will receive from Green Tree, in addition to the monthly report prepared by Green Tree with respect to such GNMA Pools, a statement setting forth such amounts and setting forth the amount of the GNMA Excess Spread to be remitted to Finance I or its assignee.

                                    Green Tree Financial Corporation

                                    By
                                      ---------------------------
                                       Its
                                          -----------------------
Acknowledged:
First Bank National Association

By
  ------------------------------
   Its
      --------------------------

                                   EXHIBIT C

                           INSIDE REFINANCING PAYMENT
                                      AND
                           REPURCHASE PAYMENT FACTORS




                                     III-8